                                                              Exhibit No.EX-99.j

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting
Firm" and "Financial  Statements" in the Statement of Additional Information and
to the  incorporation  by reference in this  Registration  Statement (Form N-1A)
(Post-Effective  Amendment No. 32 to File No. 2-70164;  Amendment No. 32 to File
No. 811-3120) of Delaware Group Tax-Free Money Fund of our report dated June 12,
2006, included in the 2006 Annual Report to shareholders.

                                                               Ernst & Young LLP
Philadelphia, Pennsylvania
August 23, 2006